EXHIBIT 4


                        BASSWOOD FINANCIAL PARTNERS, L.P.
                                52 Forest Avenue
                            Paramus, New Jersey 07652





                                                               April 9, 1998



Wolfgang Schoellkopf
Ramius Capital Group, L.L.C.
757 Third Avenue, 17th Floor
New York, New York 10017


Dear Mr. Schoellkopf:


         Basswood Financial Partners, L.P. ("Basswood") and Matthew Lindenbaum intend to nominate you, Wolfgang Schoellkopf, for election as a director of NSS Bancorp, Inc. (the "Company") at the Company's 1998 Annual Meeting of Shareholders. You will be paid a fee of $10,000, in the form of shares of the Company, by Basswood and its affiliates to compensate you for your time and efforts required as a nominee for election as a director of the Company.

         By agreeing to serve as a nominee for election as a director of the Company, you represent to us that (1) you are an independent nominee in that you are (a) not affiliated with Basswood or any of our affiliates, (b) independent of current Company management and (c) not committed to support any particular position advocated, nor committed to any agenda set, by Basswood or its affiliates, including but not limited to Basswood's shareholder proposal submitted to the Company for inclusion in the Company's 1998 proxy statement (the "Proposed Resolution") and (2) if elected as a director, it is your intention as a director to effect the will of the shareholders to the extent the law allows, including putting the Proposed Resolution into operation if adopted by the Company's shareholders.

Wolfgang Schoellkopf                                                       -2-



         Please confirm your acceptance to serve as a nominee for election as a director of the Company and your acknowledgment of the representations set forth above by signing and returning to us the enclosed duplicates of this letter.


                                                  BASSWOOD FINANCIAL PARTNERS,
                                                    L.P.

                                                  By: BASSWOOD PARTNERS, L.P.,
                                                      its General Partner

                                                  By: BASSWOOD MANAGEMENT, INC.,
                                                      its General Partner


                                                   By:  /s/ Matthew Lindenbaum
                                                      -------------------------
                                                      Matthew Lindenbaum
                                                      President


                                                        /s/ Matthew Lindenbaum
                                                      -------------------------
                                                      Matthew Lindenbaum, as a
                                                      shareholder

Accepted and acknowledged:


  /s/ Wolfgang Schoellkopf
-----------------------------
     (Wolfgang Schoellkopf)

                        BASSWOOD FINANCIAL PARTNERS, L.P.
                                52 Forest Avenue
                           Paramus, New Jersey 07652



                                                                April 9, 1998



George R. Zoffinger
Constellation Capital Corp.
120 Albany Street, 8th floor
New Brunswick, New Jersey  08901


Dear Mr. Zoffinger:


         Basswood Financial Partners, L.P. ("Basswood") and Matthew Lindenbaum intend to nominate you, George R. Zoffinger, for election as a director of NSS Bancorp, Inc. (the "Company") at the Company's 1998 Annual Meeting of Shareholders. You will be paid a fee of $10,000, in the form of shares of the Company, by Basswood and its affiliates to compensate you for your time and efforts required as a nominee for election as a director of the Company.

         By agreeing to serve as a nominee for election as a director of the Company, you represent to us that (1) you are an independent nominee in that you are (a) not affiliated with Basswood or any of our affiliates, (b) independent of current Company management and (c) not committed to support any particular position advocated, nor committed to any agenda set, by Basswood or its affiliates, including but not limited to Basswood's shareholder proposal submitted to the Company for inclusion in the Company's 1998 proxy statement (the "Proposed Resolution") and (2) if elected as a director, it is your intention as a director to effect the will of the shareholders to the extent the law allows, including putting the Proposed Resolution into operation if adopted by the Company's shareholders.

George R. Zoffinger                                                          -2-


         Please confirm your acceptance to serve as a nominee for election as a director of the Company and your acknowledgment of the representations set forth above by signing and returning to us the enclosed duplicates of this letter.


                                                  BASSWOOD FINANCIAL PARTNERS,
                                                    L.P.

                                                  By: BASSWOOD PARTNERS, L.P.,
                                                      its General Partner

                                                  By: BASSWOOD MANAGEMENT, INC.,
                                                      its General Partner


                                                  By:  /s/ Matthew Lindenbaum
                                                     --------------------------
                                                      Matthew Lindenbaum
                                                      President


                                                       /s/ Matthew Lindenbaum
                                                     --------------------------
                                                      Matthew Lindenbaum, as a
                                                      shareholder

Accepted and acknowledged:



  /s/ George R. Zoffinger
----------------------------
     (George R. Zoffinger)